UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

LAMAR ADVERTISING COMPANY

LAMAR MEDIA CORP.

(Exact name of registrants as specified in their charters)

Delaware	1-36756	72-1449411
Delaware	1-12407	72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

5321 Corporate Boulevard, Baton Rouge, Louisiana 70808

(Address of principal executive offices and zip code)

(225) 926-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Lamar Advertising Company	Emerging growth company	☐

Lamar Media Corp.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Lamar Advertising Company	☐

Lamar Media Corp.	☐

Item 1.01. Entry into a Material Definitive Agreement.

Supplemental Indenture

On February 1, 2019, Lamar Media Corp. (“Lamar Media”), a wholly owned subsidiary of Lamar Advertising Company (the “Company”), entered into a Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated January 28, 2016 (the “Base Indenture”, and as amended by the Supplemental Indenture, the “Indenture”) by and between Lamar Media, its subsidiary guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), with respect to its 5 3/4% Senior Notes due 2026 (the “Notes”). The Supplemental Indenture makes a corrective amendment to the definition of “Make Whole Premium” in the Indenture. The other material terms of the Indenture remain unchanged by the Supplemental Indenture.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Private Placement of Additional Notes

On February 1, 2019, Lamar Media completed an institutional private placement of $250.0 million in aggregate principal amount of additional Notes (the “New Notes”). The New Notes were issued as additional notes to the existing $400.0 million aggregate principal amount of Notes that Lamar Media issued on January 28, 2016 (the “Existing Notes”) pursuant to the Indenture. The New Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The institutional private placement resulted in net proceeds to Lamar Media of approximately $251.5 million, which were used to repay a portion of the borrowings outstanding under its revolving credit facility.

The New Notes constitute one series under the Indenture, together with, and are identical in all respects to, the Existing Notes, except that (i) the New Notes were issued at a price of 102%, (ii) until the New Notes are registered and exchanged for exchange notes, the New Notes will have a separate CUSIP number from that of any of the Existing Notes and will not be fungible with the Existing Notes, (iii) interest will accrue on the New Notes from February 1, 2019 and (iv) the first interest payment date will be August 1, 2019.

The Notes mature on February 1, 2026, and bear interest at a rate of 5.750% per annum, which is payable semi-annually on February 1 and August 1 of each year. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The terms of the Indenture, among other things, limit Lamar Media’s and its restricted subsidiaries’ ability to (i) incur additional debt and issue preferred stock; (ii) make certain distributions, investments and other restricted payments; (iii) create certain liens; (iv) enter into transactions with affiliates; (v) agree to restrictions on the restricted subsidiaries’ ability to make payments to Lamar Media; (vi) merge, consolidate or sell substantially all of Lamar Media’s or the restricted subsidiaries’ assets; and (vii) sell assets. These covenants are subject to a number of exceptions and qualifications.

At any time prior to February 1, 2021, Lamar Media may redeem some or all of the Notes at a price equal to 100% of the aggregate principal amount, plus accrued and unpaid interest thereon and a make-whole premium. On or after February 1, 2021, Lamar Media may redeem the Notes, in whole or in part, in cash at redemption prices specified in the Notes. In addition, if the Company or Lamar Media undergoes a change of control, Lamar Media may be required to make an offer to purchase each holder’s Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, up to but not including the repurchase date.

The Notes are guaranteed on a senior unsecured basis by substantially all of Lamar Media’s domestic subsidiaries. For a description of the terms of the Indenture and the Notes, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2016, with respect to the Existing Notes. The description of the Indenture contained herein and therein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture.

Registration Rights Agreement

On February 1, 2019, in connection with the issuance of the New Notes, Lamar Media and its subsidiary guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC for itself and as representative for Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc., Mizuho Securities USA LLC, Scotia Capital (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Regions Securities LLC, Capital One Securities, Inc., U.S. Bancorp Investments, Inc. and Morgan Stanley & Co. LLC (each individually, an “Initial Purchaser” and collectively, the “Initial Purchasers”). Pursuant to the terms of the Registration Rights Agreement, Lamar Media and its subsidiary guarantors agreed to file and cause to become effective a registration statement covering an offer to exchange the New Notes for a new issue of identical exchange notes registered under the Securities Act and to use commercially reasonable efforts to complete the exchange offer on or prior to the date 120 days following February 1, 2019. Under certain circumstances, Lamar Media may be required to provide a shelf registration statement to cover resales of the New Notes. If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) within 270 days after February 1, 2019 (such date the “Target Registration Date”), then the annual interest rate borne by the New Notes will be increased by (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the exchange offer is completed or, if required, the shelf registration statement is declared effective, up to a maximum of 1.00% per annum of additional interest.

The Initial Purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for Lamar Media and its affiliates, for which they receive customary fees. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the administrative agent and a lender under Lamar Media’s senior credit facility, and each Initial Purchaser or one of its affiliates is a lender under the senior credit facility and receives customary fees and expense reimbursement in connection therewith.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Private Placement of Additional Notes” above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of February 1, 2019, between Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.1	Registration Rights Agreement, dated as of February 1, 2019, between Lamar Media, the Guarantors named therein and J.P. Morgan Securities LLC, as representative for the Initial Purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: February 6, 2019	LAMAR ADVERTISING COMPANY

	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

Date: February 6, 2019	LAMAR MEDIA CORP.

	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer